Exhibit 99.2

WABCO’s Sales Growth in 2013 Strongly Outperforms Volatile Global Market;

Company Achieves New Record for Full Year Performance Earnings; Provides

Guidance for 2014

•	Q4 2013 sales of $720.5 million, up 19.1 percent in local currencies and up 20.8 percent in U.S. dollars from a year ago

•	Full year 2013 sales of $2,720.5 million, up 9.3 percent in local currencies and up 9.8 percent in U.S. dollars from a year ago

•	Q4 2013 operating margin of 12.0 percent on a performance basis versus 12.6 percent a year ago; operating margin of 10.7 percent on a U.S. GAAP basis versus 11.6 percent a year ago

•	Full year 2013 operating margin of 13.1 percent on a performance basis versus 13.5 percent a year ago; operating margin of 12.2 percent on a U.S. GAAP basis versus 13.1 percent a year ago

•	Q4 2013 diluted EPS of $1.29 on a performance basis, up from $1.08 a year ago; diluted EPS of $6.65 on a U.S. GAAP basis, up from $0.93 a year ago

•	Full year 2013 diluted EPS of $5.01 on a performance basis, up from $4.46 a year ago; diluted EPS of $10.31 on a U.S. GAAP basis, up from $4.62 a year ago

•	Full year 2013, WABCO generated $665.8 million in net cash from operating activities, which included a one-time gain of $283.7 million for reimbursement by the European Commission in Q4 2013 due to WABCO’s successful appeal of a previously disclosed fine on former entities of American Standard Companies. Excluding the Commission’s reimbursement as well as excluding payments of $20.1 million for streamlining and separation activities, WABCO generated $280.7 million of free cash flow, resulting in a conversion rate of 88 percent of performance net income attributable to the company

•	Provides guidance for full year 2014, including today’s separately disclosed acquisition of Transics International. WABCO’s full year 2014 sales growth to range from 6 to 11 percent in local currencies, full year 2014 diluted EPS on a performance basis to range from $5.30 to $5.80 and full year 2014 diluted EPS on a U.S. GAAP basis to range from $4.78 to $5.28

BRUSSELS, Belgium, February 13, 2014 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q4 and full year 2013 results.

WABCO reported Q4 2013 sales of $720.5 million, up 19.1 percent in local currencies from a year ago and up 20.8 percent in U.S. dollars.

WABCO reported Q4 2013 performance operating income of $86.5 million, up from $75.0 million a year ago, and operating income was $76.8 million on a U.S. GAAP basis, up from $69.0 million a year ago.

WABCO’s performance operating margin for Q4 2013 was 12.0 percent versus 12.6 percent a year ago, and operating margin was 10.7 percent on a U.S. GAAP basis versus 11.6 percent a year ago.

For Q4 2013, WABCO reported performance net income attributable to the company of $80.6 million or $1.29 per diluted share, up from $69.6 million or $1.08 per diluted share a year ago, and Q4 2013 U.S. GAAP net income attributable to the company of $416.3 million or $6.65 per diluted share, up from $59.7 million or $0.93 per diluted share a year ago.

During Q4 2013, WABCO generated $417.7 million in net cash from operating activities, resulting in free cash flow of $83.1 million, excluding payments of $2.9 million for streamlining and separation activities, as well as excluding a one-time gain of $283.7 million for reimbursement by the European Commission due to WABCO’s successful appeal of a previously disclosed fine on former entities of American Standard Companies.

Full Year 2013

For full year 2013, WABCO reported sales of $2,720.5 million, up 9.3 percent in local currencies from a year ago and up 9.8 percent in U.S. dollars.

“Q4 2013 sales contributed significantly to WABCO’s revenues growth for the full year, in a still volatile global market,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “For full year 2013, global truck and bus production ticked up slightly around 3 percent year on year, however, we continued for yet another year to outperform the overall market by increasing the levels of WABCO content per vehicle and by expanding our share of market,” said Esculier.

“For full year 2013, we are also particularly proud that WABCO increased its global aftermarket sales by 7.1 percent, setting a new record for annual aftermarket revenues on a currency adjusted basis,” said Esculier. “Moving forward, WABCO’s aftermarket revenues will be further strengthened through our strategic acquisition of Transics International, as announced separately earlier today.”

WABCO reported full year 2013 performance operating income of $355.4 million, up from $335.6 million a year ago, and operating income was $331.9 million on a U.S. GAAP basis, up from $324.5 million a year ago.

WABCO’s full year 2013 performance operating margin was 13.1 percent versus 13.5 percent a year ago, and operating margin was 12.2 percent on a U.S. GAAP basis versus 13.1 percent a year ago.

“Throughout 2013, we continued to demonstrate our ability to transform strong top-line growth into robust bottom-line performance, despite our operating margin experiencing significant headwinds from transactional foreign exchange impacts,” said Esculier. “Excluding such headwinds, WABCO delivered a superior incremental operating margin at 25 percent,” added Esculier, referring to the ratio of increase in performance operating income in 2013 and WABCO’s growth in sales.

WABCO reported full year 2013 performance net income attributable to the company of $317.4 million or $5.01 per diluted share, up from $291.6 million or $4.46 per diluted share a year ago, and full year 2013 U.S. GAAP net income attributable to the company of $653.2 million or $10.31 per diluted share, up from $302.0 million or $4.62 per diluted share a year ago.

“WABCO’s Operating System, our globally standardized manufacturing and management environment, propelled us toward new productivity records in 2013 while enabling our fast and flexible responses to volatile market changes quarter after quarter,” said Esculier. “It delivered $84.2 million of materials and conversion productivity, an all-time annual record. It generated gross materials productivity of 5.3 percent, and it achieved yet another new annual record in delivering conversion productivity of 6.3 percent.”

WABCO generated $665.8 million in net cash from operating activities during full year 2013, resulting in free cash flow of $280.7 million, excluding payments of $20.1 million for streamlining and separation activities, as well as excluding a one-time gain of $283.7 million for reimbursement by the European Commission in Q4 2013 due to WABCO’s successful appeal of a previously disclosed fine on former entities of American Standard Companies. This results in a conversion rate of 88 percent of performance net income attributable to the company during full year 2013.

Since June 2011, WABCO has repurchased 10,155,343 shares for $420.3 million in open market transactions as of December 31, 2013. WABCO is authorized to repurchase up to $379.7 million of additional shares through December 31, 2014.

“Throughout 2013, we continued to invest in WABCO’s global capabilities and infrastructure to support further growth while also achieving a free cash flow conversion rate of 88 percent, yet another superb result,” said Esculier. “For full year 2013, WABCO also delivered earnings of $5.01 per share on a performance basis, marking a new annual record and another successful milestone in delivering outstanding value for our shareowners.”

Recent Highlights

In Q4 2013, WABCO announced that it had begun to supply IVECO with WABCO’s newest generation of pneumatic anti-lock braking system (ABS version E8) integrated with breakthrough electronic stability control ESCsmart™ to equip IVECO’s new Eurocargo Euro 6 medium-duty on-road trucks. IVECO is a global manufacturer of commercial vehicles headquartered in Turin, Italy, and part of CNH Industrial Group. It marks the first time in the commercial vehicle industry that these advanced WABCO safety technologies are being adopted together in series production. WABCO’s newest generation of pneumatic ABS technology integrated with ESCsmart improves the vehicle’s directional stability and helps to protect against roll-over, skidding and spin-out during critical driving situations.

Also in Q4 2013, our Meritor WABCO joint venture in North America announced that OnLane™, an innovative lane departure warning system, is available for immediate orders as an option on Freightliner Cascadia® and Freightliner CascadiaEvolution models made by Daimler Trucks North America. OnLane also provides a unique feature called driver alertness warning (DAW), which detects erratic or degraded driving based on lane weaving and provides a warning to the driver. WABCO is the market leader in collision mitigation systems in North America.

WABCO announced in Q4 2013 that its OptiDrive™ system, a breakthrough in automated manual transmission technology, is now available in South America as it continues to gain acceptance among global major manufacturers of transmissions, trucks and buses. WABCO’s industry award-winning OptiDrive system improves vehicle control and increases fuel economy up to 5 percent through optimized gear shifting, which also reduces emissions, resulting in an environmentally cleaner footprint.

During Q4 2013, WABCO’s newly constructed factory in Lucknow, India, started shipping products in volume production. WABCO India now has 5 world-class manufacturing sites as of 2013. WABCO India serves as a major hub in the company’s global manufacturing and sourcing network as it supplies customers in India, Japan, Europe, and the United States, among other markets internationally.

WABCO disclosed in January 2014 that WABCO China has been recertified as a new and high technology enterprise by the government authorities. In 2010, WABCO became one of the first global suppliers in the automotive and commercial vehicle industry to obtain such certification in China, and today WABCO remains one of the few in its field with this official status. It reaffirms WABCO’s position in China as the supplier of choice for control systems for trucks, buses and trailers. It also confirms how WABCO has continued to expand its local capabilities while also continuing to invest in research, development and manufacturing resources in China.

In Q4 2013, WABCO won 6 “top supplier awards” from 3 major customers in China. These original equipment manufacturers include China National Heavy Truck Corporation (CNHTC), Dongfeng and Foton. WABCO China was honored for supplier excellence, technology innovation, and outstanding contribution to research and development.

Recently, WABCO announced that its Reman Solutions business has been named “Heavy Duty Remanufacturer of the Year” by the Heavy Duty Remanufacturers Group of the Automotive Parts Remanufacturers Association. The award recognizes the remanufacturer that has demonstrated the highest level of leadership and vision in the industry. WABCO Reman Solutions was also honored for its dedication to quality and innovation, outstanding customer service, technical excellence, diverse product portfolio of parts, and global capabilities, with facilities in Rochester Hills, Michigan; Stanowice, Poland; Jinan, China; and a joint operation in San Luis Potosi, Mexico.

As disclosed on December 2, 2013, WABCO confirmed that the period for appeal had expired – and no appeal had been filed by the European Commission – regarding the EU General Court’s recent ruling to significantly reduce a civil fine of EUR 326.1 million imposed by the European Commission in June 2010 (approximately $400 million at the date of assessment). The original fine was imposed on entities representing the former American Standard Companies Inc. and certain of its former operations in Europe involving a bathroom fittings and fixtures cartel. In September 2013, the General Court reduced the fine by EUR 205.8 million to EUR 120.3 million based on WABCO’s initial appeal against the European Commission’s fine. As previously reported, WABCO itself was never the subject of the European Commission’s investigation. However, when spun-off from American Standard Companies Inc. in 2007, WABCO was obliged to indemnify American Standard Companies Inc., now known as Trane Inc., and certain of its former entities involved in this matter. Per its indemnification agreement with Trane, WABCO paid the fine’s full amount in September 2010 and WABCO will keep the full amount of the reimbursement, which was paid in October 2013 by the European Commission.

Full Year 2014 Guidance

Based on our current estimates of future market conditions, WABCO provides guidance for full year 2014, including today’s separately disclosed acquisition of Transics International. WABCO expects full year 2014 sales growth to range from 6 to 11 percent in local currencies; performance operating margin to range from 12.8 to 13.6 percent; and operating margin on a U.S. GAAP basis to range from 12.4 to 13.2 percent, resulting in diluted EPS on a performance basis to range from $5.30 to $5.80 and diluted EPS on a U.S. GAAP basis to range from $4.78 to $5.28.

WABCO expects in 2014 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

“During 2013, WABCO’s differentiation continued to yield outstanding results as we maintained our leadership position as preferred supplier in the global commercial vehicle industry through our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier.

“Entering 2014, we remain committed to further demonstrate our ability to anticipate market conditions, respond more efficiently to sudden changes and proactively satisfy customer demand,” said Esculier. “Indeed, we are globalizing faster than ever to bring customers cost-effective, value-based solutions, and we remain confident in our ability to continue to deliver outstanding value for WABCO’s shareowners.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Jason Campbell, Controller and interim Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2013 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on February 13 until midnight February 19, 2014. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 31041311.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.7 billion in 2013, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and full year 2013 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the one-time impact from an adjustment to the UK pension plan, the European Commission fine indemnification, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Balance Sheets

•	Condensed Q4 2013 Consolidated Statement of Cash Flows

•	Condensed Full Year 2013 Consolidated Statement of Cash Flows

•	Q4 2013 Data Supplement Sheet

•	Twelve Months Ended December 31, 2013 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
(Amounts in millions, except share and per share data)
Sales	$720.5	$596.5	$2,720.5	$2,477.4
Cost of sales	515.2	421.3	1,911.4	1,737.2

Gross profit	205.3	175.2	809.1	740.2
Costs and expenses:
Selling and administrative expenses	100.5	78.7	352.8	308.2
Product engineering expenses	28.7	26.6	119.4	104.3
Other operating expense, net	(0.7)	0.9	5.0	3.2

Operating income	76.8	69.0	331.9	324.5
European Commission fine reimbursement	279.5	0.0	279.5	0.0
Equity income of unconsolidated joint ventures, net	4.9	4.4	17.7	18.1
Other non-operating income/(expense), net	4.0	(2.9)	6.9	(5.0)
Interest income/(expense), net	5.6	(0.4)	4.9	(1.5)

Income before income taxes	370.8	70.1	640.9	336.1
Income tax (benefit)/expense	(46.8)	8.1	(21.0)	23.6

Net income including noncontrolling interests	417.6	62.0	661.9	312.5
Less: Net income attributable to noncontrolling interests	1.3	2.3	8.7	10.5

Net income attributable to Company	$416.3	$59.7	$653.2	$302.0
Net income attributable to Company per common share
Basic	$6.73	$0.95	$10.46	$4.73
Diluted	$6.65	$0.93	$10.31	$4.62
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding
Basic	61,851,618	63,082,556	62,474,493	63,906,992
Diluted	62,624,156	64,373,587	63,382,564	65,323,389

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Amounts in millions, except share data)	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$472.8	$175.0
Short-term investments	55.2	—
Accounts receivable, less allowance for doubtful accounts: $5.0 in 2013; $3.6 in 2012 Inventories:	346.2	301.5
Finished products	93.9	76.9
Products in process	7.2	7.1
Raw materials	106.1	107.8
Taxes receivable on income	—	—
Future income tax benefits	10.4	13.8
Restricted cash	34.6	26.0
Guaranteed notes receivable	51.4	41.2
Other current assets	56.8	43.3

Total current assets	1,234.6	792.6
Property, plant and equipment, less accumulated depreciation	422.5	389.0
Goodwill	381.2	371.7
Long-term future income tax benefits	248.9	91.5
Investments in unconsolidated joint ventures	19.9	20.5
Intangible assets, net	44.3	39.4
Other assets	41.4	42.3

TOTAL ASSETS	$2,392.8	$1,747.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$40.1	$76.2
Accounts payable	149.3	115.4
Accrued payroll	118.8	94.2
Current portion of warranties	29.8	33.8
Taxes payable	3.8	5.7
Accrued expenses	58.7	40.9
Other accrued liabilities	84.9	79.5

Total current liabilities	485.4	445.7
Long-term debt	47.0	—
Post-retirement benefits	438.6	430.6
Deferred tax liabilities	120.1	29.9
Long-term income tax liabilities	45.3	47.7
Other liabilities	59.0	64.4

Total Liabilities	1,195.4	1,018.3
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,471,174 in 2013; 75,755,306 in 2012; and shares outstanding: 61,359,025 in 2013; 62,747,151 in 2012	0.8	0.7
Capital surplus	800.2	735.5
Treasury stock, at cost: 16,112,149 shares in 2013; 13,008,155 shares in 2012	(896.6)	(655.8)
Retained earnings	1,371.8	718.6
Accumulated other comprehensive income
Foreign currency translation adjustments	(14.4)	(15.4)
Unrealized losses on benefit plans, net of tax	(109.0)	(107.2)

Total shareholders’ equity	1,152.8	676.4
Noncontrolling interests	44.6	52.3

Total equity	1,197.4	728.7

TOTAL LIABILITIES AND EQUITY	$2,392.8	$1,747.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED Q4 2013 CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,
	2013	2012
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	$417.6	$62.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.8	15.9
Amortization of intangibles	1.6	3.0
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.5	(1.3)
Non-cash stock compensation	3.9	3.4
Deferred income tax (expense)/benefit	(66.2)	12.8
Loss on sale or disposal of property, plant and equipment	(0.4)	0.3
Changes in assets and liabilities:
Accounts receivable, net	20.0	18.7
Inventories	8.0	15.0
Accounts payable	1.2	(29.8)
Other accrued liabilities and taxes	22.2	(40.6)
Post-retirement benefits	(3.4)	0.2
Other current and long-term assets	2.1	(9.2)
Other long-term liabilities	(8.2)	25.9

Net cash provided by operating activities	417.7	76.3

Investing activities:
Purchases of property, plant and equipment	(49.8)	(31.2)
Investments in capitalized software	(4.0)	(2.0)
Short-term investments	(55.2)	—

Net cash used in investing activities	(109.0)	(33.2)

Financing activities:
Net borrowings/(repayments) of revolving credit facilities	47.0	(59.0)
Repayments of capital leases	—	(0.1)
Net borrowings of short-term debt	16.2	9.8
Purchases of treasury stock	(94.6)	(51.4)
Dividends to noncontrolling interest holders	(1.1)	(0.9)
Purchase of subsidiary shares from noncontrolling interest	—	—
Proceeds from exercise of stock options	5.3	7.1

Net cash used in financing activities	(27.2)	(94.5)

Effect of exchange rate changes on cash and cash equivalents	3.8	1.4

Net decrease in cash and cash equivalents	285.3	(50.0)
Cash and cash equivalents at beginning of period	187.5	225.0

Cash and cash equivalents at end of period	$472.8	$175.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED FULL YEAR 2013 CONSOLIDATED STATEMENT OF CASH FLOWS

	Twelve Months Ended December 31,
	2013	2012
(Amounts in millions)
Operating activities:
Net income including noncontrolling interests	$661.9	$312.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	74.6	$65.6
Amortization of intangibles	10.6	$11.3
Equity in earnings/(losses) of unconsolidated joint ventures, net of dividends received	0.6	$(3.0)
Non-cash stock compensation	13.6	$14.3
Deferred income tax expense	(64.6)	$(2.9)
Loss on sale or disposal of property, plant and equipment	(0.2)	$0.3
Changes in assets and liabilities:
Accounts receivable, net	(44.3)	$(6.2)
Inventories	(16.0)	$5.7
Accounts payable	33.1	$(23.0)
Other accrued liabilities and taxes	38.5	$(37.9)
Post-retirement benefits	(3.4)	$(3.5)
Other current and long-term assets	(28.8)	$23.0
Other long-term liabilities	(9.8)	$2.1

Net cash provided by operating activities	665.8	358.3

Investing activities:
Purchases of property, plant and equipment	(108.1)	(91.7)
Investments in capitalized software	(13.4)	(8.8)
Short-term investments	(55.2)	—
Acquisitions, net	—	(5.1)

Net cash used in investing activities	(176.7)	(105.6)

Financing activities:
Net borrowings/(repayments) of revolving credit facilities	1.1	(11.6)
Borrowings of capital leases	—	0.6
Net borrowings of short-term debt	9.2	3.6
Purchases of treasury stock	(243.2)	(198.3)
Dividends to noncontrolling interest holders	(5.6)	(5.5)
Purchase of subsidiary shares from noncontrolling interest	(4.6)	—
Proceeds from exercise of stock options	49.7	28.6

Net cash used in financing activities	(193.4)	(182.6)

Effect of exchange rate changes on cash and cash equivalents	2.1	2.5
Net increase in cash and cash equivalents	297.8	72.6
Cash and cash equivalents at beginning of period	175.0	102.4

Cash and cash equivalents at end of period	$472.8	$175.0

Cash paid during the period for:
Interest	$0.3	$1.1
Income taxes	$45.2	$30.3
Non cash items for the period:
Treasury stock purchase accrual	$—	$2.5

WABCO HOLDINGS INC.

Q4 2013 Data Supplement Sheet (Unaudited)

	Quarter Ended December 31,
(Amounts in millions, except per share data)	2013	% of Sales/ Adj Sales	2012	% of Sales/ Adj Sales	Chg vs. 2012	% Chg vs. 2012
Sales
Reported	$720.5		$596.5		$124.0	20.8%
Foreign exchange translational effects	(10.3)		—		(10.3)

Adjusted Sales	$710.2		$596.5		$113.7	19.1%

Gross Profit
Reported	$205.3	28.5%	$175.2	29.4%	$30.1	17.2%
Streamlining costs	2.7		1.5		1.2
Separation costs	0.2		0.2		—

Performance Gross Profit	$208.2	28.9%	$176.9	29.7%	$31.3	17.7%
Foreign exchange translational effects	(5.4)		—		(5.4)

Adjusted Gross Profit	$202.8	28.6%	$176.9	29.7%	$25.9	14.6%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$128.5	17.8%	$106.2	17.8%	$22.3	21.0%
Streamlining costs	(3.5)		(3.8)		0.3
Separation costs	(3.3)		(0.5)		(2.8)

Performance Selling, Administrative, Product Engineering Expenses and Other	$121.7	16.9%	$101.9	17.1%	$19.8	19.4%
Foreign exchange translational effects	(3.3)		—		(3.3)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$118.4	16.7%	$101.9	17.1%	$16.5	16.2%

Operating Income
Reported	$76.8	10.7%	$69.0	11.6%	$7.8	11.3%
Streamlining costs	6.2		5.3		0.9
Separation costs	3.5		0.7		2.8

Performance Operating Income	$86.5	12.0%	$75.0	12.6%	11.5	15.3%
Foreign exchange translational effects	(2.1)		—		(2.1)

Adjusted Operating Income	$84.4	11.9%	$75.0	12.6%	$9.4	12.5%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$76.8		$69.0		$7.8
Equity in Income of Unconsolidated Joint Venture	4.9		4.4		0.5
Other non-operating expense, net	4.0		(2.9)		6.9
European Commission fine reimbursement	279.5		—		279.5
Net income attributable to noncontrolling interest	(1.3)		(2.3)		1.0

EBIT	$363.9	50.5%	$68.2	11.4%	$295.7	433.6%
Streamlining costs	6.2		5.3		0.9
Separation costs	(0.7)		4.3		(5.0)
European Commission fine reimbursement	(279.5)		—		(279.5)

Performance EBIT (Earnings Before Interest and Taxes)	$89.9	12.5%	$77.8	13.0%	$12.1	15.5%
Pre-Tax Income
EBIT	$363.9		$68.2		$295.7
Interest (expense)/income, net	5.6		(0.4)		6.0

Pre-Tax Income	$369.5		$67.8		$301.7
Streamlining costs	6.2		5.3		0.9
Separation costs	(5.1)		4.3		(9.4)
European Commission fine reimbursement	(279.5)		—		(279.5)

Performance Pre-Tax Income	$91.1		$77.4		$13.7
Tax rate on a performance basis	11.5%		10.1%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$416.3		$59.7		$356.6
Streamlining cost, net of tax	5.4		4.5		0.9
Tax items	(56.3)		1.3		(57.6)
Separation costs, net of tax and separation related taxes	(5.3)		4.1		(9.4)
European Commission fine reimbursement	(279.5)		—		(279.5)

Performance Net Income Attributable to Company	$80.6		$69.6		$11.0

Performance Net Income Attributable to Company per Diluted Common Share	$1.29		$1.08
Common Shares Outstanding—Diluted	62.6		64.4

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘12	113.7		113.7
Increase in adjusted income from ‘12	25.9		9.4

Incremental Income as a % of Sales	22.8%		8.4%
YoY Transactional Foreign Exchange (FX) Impact			13.1

Increase in adjusted income from ‘12 excluding transactional FX impact			22.5
Incremental income excluding transactional FX as a % of Sales			19.8%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Twelve Months Ended December 31, 2013 Data Supplement Sheet

(Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2013	% of Sales/ Adj Sales	2012	% of Sales/ Adj Sales	Chg vs. 2012	% Chg vs. 2012
Sales
Reported	$2,720.5		$2,477.4		$243.1	9.8%
Foreign exchange translational effects	(11.7)		—		(11.7)

Adjusted Sales	$2,708.8		$2,477.4		$231.4	9.3%

Gross Profit
Reported	$809.1	29.7%	$740.2	29.9%	$68.9	9.3%
Streamlining costs	6.9		5.2		1.7
Separation costs	1.0		0.8		0.2

Performance Gross Profit	$817.0	30.0%	$746.2	30.1%	$70.8	9.5%
Foreign exchange translational effects	(11.2)		—		(11.2)

Adjusted Gross Profit	$805.8	29.7%	$746.2	30.1%	$59.6	8.0%	-37 bps

Selling, Administrative, Product Engineering Expenses and Other
Reported	$477.2	17.5%	$415.7	16.8%	$61.5	14.8%
Streamlining costs	(11.1)		(7.7)		(3.4)
Separation costs	(4.6)		(1.7)		(2.9)
UK pension adjustment	—		4.3		(4.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$461.5	17.0%	$410.6	16.6%	$50.9	12.4%
Foreign exchange translational effects	(7.5)		—		(7.5)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$454.0	16.8%	$410.6	16.6%	$43.4	10.6%	19 bps

Operating Income
Reported	$331.9	12.2%	$324.5	13.1%	$7.4	2.3%	-90 bps
Streamlining costs	18.0		12.9		5.1
Separation costs	5.5		2.5		3.0
UK pension adjustment	—		(4.3)		4.3

Performance Operating Income	$355.4	13.1%	$335.6	13.5%	$19.8	5.9%	-48 bps
Foreign exchange translational effects	(3.7)		—		(3.7)

Adjusted Operating Income	$351.7	13.0%	$335.6	13.5%	$16.1	4.8%	-56 bps

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$331.9		$324.5		$7.4
Equity in Income of Unconsolidated Joint Venture	17.7		18.1		(0.4)
Other non-operating expense, net	6.9		(5.0)		11.9
European Commission fine reimbursement	279.5		—		279.5
Net income attributable to noncontrolling interest	(8.7)		(10.5)		1.8

EBIT	$627.3	23.1%	$327.1	13.2%	$300.2	91.8%	986 bps
Streamlining costs	$18.0		12.9		5.1
Separation costs	(1.4)		7.3		(8.7)
European Commission fine reimbursement	(279.5)		—		(279.5)
UK pension adjustment	—		(4.3)		4.3

Performance EBIT (Earnings Before Interest and Taxes)	$364.4	13.4%	$343.0	13.8%	$21.4	6.2%	-45 bps
Pre-Tax Income/(Loss)
EBIT	$627.3		$327.1		$300.2
Interest expense, net	4.9		(1.5)		6.4

Pre-Tax Income/(Loss)	$632.2		$325.6		$306.6
Streamlining costs	18.0		12.9		5.1
Separation costs	(5.8)		7.3		(13.1)
European Commission fine reimbursement	(279.5)		—		(279.5)
UK pension adjustment	—		(4.3)		4.3

Performance Pre-Tax Income	$364.9		$341.5		$23.4
Tax rate on a performance basis	13.0%		14.6%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$653.2		$302.0		$351.2
Streamlining cost, net of tax	14.1		11.1		3.0
Tax items	(63.7)		(24.7)		(39.0)
Separation costs, net of tax and separation related taxes	(6.7)		6.4		(13.1)
European Commission fine reimbursement	(279.5)		—		(279.5)
UK pension adjustment, net of tax	—		(3.2)		3.2

Performance Net Income	$317.4		$291.6		$25.8

Performance Net Income per Diluted Common Share	$5.01		$4.46
Common Shares Outstanding—Diluted	63.4		65.3

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘12	231.4		231.4
Increase in adjusted income from ‘12	59.6		16.1

Incremental Income as a % of Sales	25.7%		7.0%
YoY Transactional Foreign Exchange (FX) Impact			40.9

Increase in adjusted income from ‘12 excluding transactional FX impact			57.0
Incremental income excluding transactional FX as a % of Sales			24.6%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net Cash Provided by Operating Activities	$417.7	$76.3	$665.8	$358.3
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(53.8)	(33.2)	(121.5)	(100.5)

Free Cash Flow	$363.9	$43.1	$544.3	$257.8

Less: EC fine reimbursement (A)	283.7	—	283.7	—
Less: Streamlining & separation payments	(2.9)	(5.8)	(20.1)	(16.5)

Free Cash Flow excluding streamlining & separation payments	$83.1	$48.9	$280.7	$274.3

(A)	Represents 205.8 million Euro reimbursement from EC made on Oct 28th, 2013 translated at a Euro to USD rate of approx. 1.37855 on the date of payment.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow and free cash flow excluding streamlining and separation payments, which are not defined by US GAAP, to measure the Company’s operating performance. Free cash flow excluding streamlining and separation payments is also one of the several measures used to determine incentive compensation for certain employees.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2014 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2014 Guidance
Operating Income
Reported Operating Income Margin	12.4% - 13.2%
Streamlining cost, impact to margin	0.2%
Separation costs, impact to margin	0.2%

Performance Operating Income Margin	12.8% - 13.6%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$291.5 - $322.0
Streamlining cost, net of tax	12.8
Tax items	18.0
Separation costs, net of tax and separation related taxes	1.0

Performance Net Income Attributable to Company	$323.3 - $353.8

Reported Net Income Attributable to Company per Diluted Common Share	$4.78 - $5.28
Performance Net Income Attributable to Company per Diluted Common Share	$5.30 - $5.80
Diluted common shares outstanding	~61

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.